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                                                                      Exhibit 5B

                                    June 14, 1996



     Sunquest Information Systems, Inc.
     4801 East Broadway Boulevard
     Tucson, Arizona  85711

                                    Re:  Registration Statement on Form S-8
                                         450,000 Shares of Common Stock
                                         ----------------------------------

     Ladies and Gentlemen:

               We are serving as your counsel in connection with the Employee Stock Purchase Plan (the "Plan") of Sunquest Information Systems, Inc. (the "Company"), pursuant to which up to 450,000 shares (the "Shares") of Common Stock, no par value, of the Company (the "Common Stock") may be issued or delivered and sold to participating employees.

               In that regard, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, instruments and corporate records as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Company's Amended and Restated Articles of Incorporation and By-laws, (ii) certain resolutions of the Board of Directors, (iii) a specimen certificate of Common Stock, (iv) the Plan and (v) the form of Registration Statement on Form S-8 (the "Registration Statement") for registration of the Shares under the Securities Act of 1933, as amended.

               Based upon the foregoing, we are of the opinion that the Shares, when duly issued and countersigned and registered by the transfer agent and registrar and delivered and paid for in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

               We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof.


                                        Very truly yours,


                                        /s/ Klett Lieber Rooney & Schorling
                                        KLETT LIEBER ROONEY & SCHORLING
                                          A Professional Corporation